Exhibit 24

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of Ingersoll-Rand Company (the "Company") in their respective capacities set forth below constitutes and appoints James E. Perrella, J. Frank Travis and Patricia Nachtigal, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to do any and all acts and all things and to execute any and all instruments which said attorney and agent may deem necessary or desirable to enable the Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission thereunder in connection with the registration under such Act of shares of Common Stock of the Company ("Common Stock") to be issued to employees of the Company or its subsidiaries pursuant to the Ingersoll-Rand Savings and Stock Investment Plan, the Ingersoll-Rand/Thermo King Savings and Stock Investment Plan and the Thermo King de Puerto Rico Retirement Savings Plan, to the extent that any such registration may be required in the opinion of the executive officers of the Company, upon the advice of counsel, including without limitation, the power and authority to sign the name of the undersigned individual in the capacity indicated below opposite the name of such individual to the Registration Statement on Form S-8 or any Form relating to the registration of such Common Stock, to be filed with the Securities and Exchange Commission with respect to said Common Stock, to sign any and all amendments (including post-effective amendments) and supplements to such Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.



 Signature                     Title                              Date



/s/ James E. Perrella     Chairman of the Board, President,    December 3, 1997
James E. Perrella         Chief Executive Officer and Director
                          (Principal Executive Officer)

/s/ Gerard V. Geraghty    Vice President and Comptroller       December 3, 1997
Gerard V. Geraghty        (Principal Accounting and Principal
                          Financial Officer)

/s/ Joseph P. Flannery    Director                             December 3, 1997
Joseph P. Flannery


/s/ Constance J. Horner   Director                             December 3, 1997
Constance J. Horner

/s/ H. William Lichtenburger    Director                      December 3, 1997
H. William Lichtenberger


/s/ Theodore E. Martin          Director                      December 3, 1997
Theodore E. Martin

/s/ Orin R. Smith               Director                      December 3, 1997
Orin R. Smith


/s/ Richard J. Swift            Director                      December 3, 1997
Richard J. Swift


/s/ J. Frank Travis             Director                      December 3, 1997
J. Frank Travis

/s/ Tony L. White               Director                      December 3, 1997
Tony L. White